Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-152010 and 333-133968), pertaining to the 2003 Israeli Share Option Plan of Incredimail Ltd., of our report dated June 24, 2009, with respect to the consolidated financial statements of IncrediMail Ltd. and its subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2008.

Tel Aviv, Israel June 24, 2009	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A member of Ernst & Young Global